                                                                    EXHIBIT 99.1

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This Amended and Restated Employment Agreement, dated as of May 1,
2005 (this "Agreement"), is made by and between North American Airlines, Inc., a Delaware corporation ("Employer") and a wholly-owned subsidiary of World Air Holdings, Inc., a Delaware corporation ("Parent"), and Steven E. Harfst ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the Parent and Harfst entered into a certain letter of intent, dated as of April 25, 2005 (the "Letter of Intent"), wherein the Parent and Harfst agreed to modify certain terms of the Employment Agreement, dated as of June 1, 2004 (the "Employment Agreement"), by and between the Employer and Employee in the event the Parent acquired the Employer;

         WHEREAS, the Parent acquired 100% of the issued and outstanding shares of common stock of the Employer on April 27, 2005; and

         WHEREAS, the Employer and Employee desire to memorialize the terms specified in the Letter of Intent and replace the terms of the Employment Agreement with the terms contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employer and Employee hereby agree as follows:

         1.       TERM OF EMPLOYMENT.

         The term of employment shall commence on April 27, 2005 and end on December 31, 2009. Not later than December 31, 2008, Employee will initiate discussions with Employee's direct supervisor regarding the renewal of this Agreement. If at that time, Employee wishes to renew this Agreement on different terms, Employee will provide written notice to Employee's supervisor. If the Parent or the Employer does not wish to renew this Agreement or wishes to renew on different terms, Employee will be provided written notice no later than January 31, 2009.

         2.       DUTIES OF EMPLOYEE.

                  a. Title and General Duties. Employee shall serve as the Chief Operating Officer of Employer; Employee's specific duties shall be as set forth on Exhibit A attached hereto and incorporated herein by this reference. In addition, Employee shall have such other duties and responsibilities as may be assigned to Employee from time to time by Employer. Employee shall perform all tasks and carry out all policies and procedures as may be directed by Employer from time to time. Employee shall not be required to seek direction from Employer on a daily basis with respect to the ordinary day to day operation of the business and activities of Employer; provided, however, that any and all actions and activities which are outside of the scope of the ordinary day to day business must be approved in advance by Employer.

                  b. Best Efforts, Full Time. Employee shall serve Employer loyally and faithfully throughout the term of this Agreement. Employee shall exert Employee's best efforts, skill, and expertise in the performance of his duties on behalf of Employer. Employee shall devote his full productive time, energies, abilities, and attention during business hours and thereafter as necessary to the proper and efficient performance of his duties hereunder. In addition to the limitations set forth in paragraph 7.a below, Employee shall not during the term of this Agreement work for any other airline or any other business of any kind.

                  c. Outside Activities. Employee may participate in other businesses as an investor, provided that Employee shall not, without the prior written approval of Employer: (i) actively participate in the operation or management of any other business, or (ii) make or maintain any investment in any entity with which Employer has a commercial relationship of any kind, including that of lessor, partner, investor, vendor, supplier, consultant, or otherwise, or which is in competition with Employer; provided that this shall not prevent Employee from investing in the securities of any publicly-traded companies so long as the investment does not constitute more than ten percent (10%) of the outstanding voting securities of any such company.

                  d. Employee Rules and Regulations. Employee shall observe and comply with Employer's nondiscriminatory rules and regulations as adopted by Employer's Board of Directors from time to time regarding the performance of his duties, and Employee shall carry out and perform orders, directions, and policies stated by Employer periodically, whether orally or in writing. In addition, Employee acknowledges that he has received and reviewed Employer's personnel manual and agrees to observe and be bound by each of the conditions, provisions, and requirements set forth therein, as revised from time to time by Employer. In the event of any conflict between this Agreement and any policy or handbook of Employer, the provisions of this Agreement shall prevail.

                  e. Compliance with Law. Employee shall at all times comply with all law, regulations, and restrictions applicable to the airline industry and/or applicable to the business of Employer. Employee acknowledges that it is his responsibility to keep abreast of changing laws, rules, and regulations affecting the business of Employer as they relate to the performance of his duties as Chief Operating Officer, and such other duties as may be assigned to Employee from time to time.

         3.       COMPENSATION OF EMPLOYEE.

                  a. Salary. Effective as of May 1, 2005, Employer shall pay to Employee a base salary of $200,000.00 per year (the "Base Salary"), payable in the amount of $8,333.33 on a semi-monthly basis.

                  b. Bonus. Employer shall pay to Employee an annual bonus based upon the Net Profits of Employer during each calendar year. Effective as of April 28, 2005, Employee shall be included in the Parent's management incentive compensation program. The maximum annual bonus payable under this
Section 3.b shall be limited to 80% of the Base Salary. Under the Parent's management incentive program, "Net Profit" shall be defined as net income after interest, taxes, depreciation, and amortization and any other employee profit sharing program expenses.

                  c. Retention Incentive. Effective as of May 1, 2005, Employee will receive an annual retention incentive in the amount $80,000, payable in the amount of $3,333.33 on a semi-monthly basis.

                  d. Transitional Incentive. On May 1, 2005, Employee will receive a transition award of $75,000.

                  e. Long-Term Incentives. Employee will be eligible to participate in the Parent's Amended and Restated 1995 Stock Incentive Plan (the "Stock Incentive Plan"). Effective as of April 27, 2005, Employee will be granted restricted shares or restricted stock units (as determined by the Parent's Compensation Committee) of the Parent in the aggregate amount of 50,000 shares. These shares will vest in accordance with the following vesting schedule: 25% on April 30, 2006, 25% on April 30, 2007, 25% on April 30, 2008,
and 25% on April 30, 2009. In addition, beginning in fiscal 2006, Employee shall be eligible to participate in any annual long-term incentive awards to senior management in effect at that time.

                  f. Withholding. All salary and other sums payable to Employee pursuant to this Agreement shall be subject to withholding of state and federal income tax, social security, unemployment tax, and any other sums required by applicable law.

                  g. Reimbursements to Employee. Employer shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee within the scope of his employment hereunder. Reimbursements shall be paid by Employer to Employee on a monthly basis, upon presentation by Employee of reasonable evidence of the expenditures incurred. Employer may at its option require that some or all reimbursable expenses be approved in advance by Employer, subject to such procedures as may be established by Employer from time to time.

         4.       EMPLOYMENT BENEFITS.

                  a. Accrual and use of vacation time and personal time shall be determined in accordance with the personnel manual of Employer. All accrual and use of vacation and personal time shall be subject to the provisions and limitations set forth in Employer's personnel manual and Employer's policies as may be determined by Employer from time to time. All vacation time must be scheduled and approved by Employer in advance. Employer is not required to approved vacation requests which exceed then accrued vacation time. Employee shall not receive compensation pursuant to this Agreement for any absences in excess of Employee's then accrued vacation time and personal time.

                  b. Benefits. Employee shall be entitled to participate in any profit sharing plans, medical, life insurance, and other benefits generally made available to other employees of Employer, as such benefits may be adopted and/or revoked from time to time in the sole direction of Employer.

                  c. Insurance. Employer shall maintain and keep in effect during the term of this Agreement unemployment benefits and worker's compensation insurance coverage for the benefit of Employee, in accordance with the laws of the State of New York and the United States in effect from time to time.

         5.       CONFIDENTIALITY OF PROPRIETARY INFORMATION.

                  a. Trade Secrets. Employee has and will organize, develop, and exert considerable influence in the management of the company business and in the goodwill of Employer's customers and business contacts and will, necessarily, obtain special and unique knowledge of the company business and condition, including without limitation the following matters relating to the business of Employer (collectively, "Trade Secrets"): correspondence and memoranda; contracts; legal positions; financial condition; job capabilities; labor relations; company profitability and profit margins; cost of equipment, labor, and supplies; relationships with key personnel of current and potential business contacts; company and business manuals; salary and wage structure; management policies and techniques; competitive posture and strategies; sources of supply of equipment, materials, and fuel; contract terms, discounts, and requirements; materials acquisition terms, discounts, and requirements; bidding strategies and techniques and manuals; investigations of market potential and business development; marketing concepts; sales techniques; business expansion and/or contraction strategies, studies, or investigations; business opportunities; pricing and price lists; discounts and cost control programs; job management and control procedures; and customer and supplier names, lists, and data; all of which information is confidential, unique, and valuable to the Employer. Employee recognizes that the company business is intensely competitive with other entities within the airline industry, and that knowledge or use by a competitor of any of the foregoing confidential matters would unfairly place the Employer at a competitive disadvantage. Employee further recognizes that he will be exposed to much of the foregoing confidential information through routine performance of duties within the company business, and that all of the Trade Secrets are owned by Employer and regularly used in the operation of Employer's business.

                  b. Proprietary Information. All Trade Secrets, documents, salaries and compensation arrangements, computer programs, information contracts, business tactics and procedures, equipment, work product in process, personnel information, know-how, processes, information gathering techniques, and similar items relating to the business of Employer, whether they are prepared or developed by Employee or come into Employee's possession in any other way and whether or not they contain or constitute Trade Secrets owned by Employer (hereinafter, "Proprietary Information"), are and shall remain the exclusive property of Employer, are confidential, valuable, special, and unique assets of the business of Employer, and shall be protected in a manner similar to Trade Secrets. All creations or contributions of Employee incident to his services for Employer pursuant to this Agreement shall be deemed to be the property of Employer, and to have been created as an agent of and on behalf of the Employer.

                  c. Confidentiality of Trade Secrets and Proprietary Information. Employee promises and agrees that Employee shall not misuse, misappropriate, or disclose any of the Trade Secrets, Proprietary Information, or other items described herein, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, or disclose them to any other person or entity, except as required in the course of employment with Employer or as required to comply with a valid court order. Employee agrees that Employee will not divulge, communicate, use to the detriment of Employer, or for the benefit of any person or persons, or misuse in any way, any Proprietary Information, Trade Secrets, or other confidential information or property of Employer. Employee further acknowledges and agrees that any information, data, files, processes, investigations, Trade Secrets, Proprietary Information, or similar items which Employee has developed, discovered, become aware of, or acquired in connection with employment with Employer was received, developed, or prepared in confidence and as a fiduciary of Employer.

                  d. Safekeeping. Employee, wherever possible, shall keep all Proprietary Information, Trade Secrets, and other confidential material in a safe, secure place.

                  e. Files and Records. All files and records relating in any manner whatsoever to the business of Employer, or the conduct of Employee's employment, whether prepared by Employee or otherwise coming into Employee's possession shall be the exclusive property of Employer regardless of who actually acquired the original file or record or initially prepared the file or record. If Employee purchases any record book, ledger, or similar item to be used for recordkeeping, Employee shall notify Employer, and Employer shall reimburse Employee.

                  f. Delivery to Employer. Upon the termination of this Agreement or whenever requested by Employer, Employee shall immediately deliver to Employer all Proprietary Information, Trade Secrets, files, records, books, locks, keys, access cards, computer access information, computer codes, telephones, pagers, and other property in Employee's possession or under Employee's control which belong to Employer.

         6.       TERMINATION OF EMPLOYMENT.

                  a. Events Resulting in Immediate Termination. Notwithstanding any other provision of this Agreement to the contrary, this Agreement and Employee's employment hereunder shall be terminated immediately upon the occurrence of any of the following events:

                           (i) Employer and Employee reaching mutual agreement in writing as to termination.

                           (ii)     The death of Employee.

                           (iii) Employee's disability which continues for a period of ninety (90) consecutive days. For purposes of this Agreement, "disability" shall be determined by a licensed physician selected by Employer and shall be defined as Employee's inability, through physical or mental illness or other cause, to perform the majority of his usual duties.

                           (iv) Termination of Employee by Employer for cause. For purposes of this Agreement, the term "for cause" shall not be limited to matters as defined in applicable statutes or case law, but also shall include without limitation any of the following: (1) Employee's willful and persistent failure or refusal to perform any of his obligations under this Agreement; (2) embezzlement or other misappropriation of property, including Proprietary Information, Trade Secrets, or other confidential property of Employer; (3) repeated insobriety or drug abuse; (4) persistent and unexcused absenteeism; (5) conduct involving moral turpitude or conduct tending to bring Employer or Employee into disrepute, or any conduct which offends the community or any group or class within the community; (6) Employee's failure to rectify a breach or default of any of the terms, covenants, or conditions of this Agreement within ten (10) days after written demand from Employer to cure the breach or default; or (7) any conduct which constitutes a material breach by Employee of the provisions set forth in paragraph 2.e above. Any termination of Employee for cause shall be without prejudice to any other remedy to which Employer may be entitled either by law, in equity, or under this Agreement. Employer shall give Employee written notice of termination, which shall specify the grounds for the termination and shall be accompanied by a statement of all relevant facts.

                  b. Effect of Termination for Cause. If this Agreement and Employee's term of employment is terminated for cause, Employee shall not be entitled to any compensation or other benefits of employment from and after the effective date of the termination. The effective date of the termination shall be the date of the event specified in paragraph 6.a(i) or 6.a(ii) above, or the date of delivery by Employer of notice of termination based on the provisions of 6.a(iii) or 6.a(iv)above.

                           (i) Salary and bonuses shall be prorated and payable through the effective date of the termination.

                           (ii) All medical, life insurance, and other benefits shall be terminated as of the effective date of the termination of this Agreement; provided, however, that Employer shall comply with the requirements of COBRA and any other applicable law requiring the continuation of benefits at the expense of Employee upon the request of Employee.

                  c. Effect of Termination Other than for Cause. In the event Employer terminates this Agreement for reasons other than cause, disability, or death, Employee will be paid eighteen (18) months of the Base Salary and retention incentive, including deferred salary and/or bonus compensation, if any, payable hereunder. In addition, all granted but unvested stock options, restricted stock, or restricted stock units shall become immediately exercisable.

         7.       UNLAWFUL COMPETITION.

                  a. Throughout Employment Term. During the term of the Agreement, Employee shall not, without Employer's express prior written consent, which consent may be withheld in the sole discretion of Employer, directly or indirectly: (i) render services to or for any other airline business or other business which is involved in the airline industry, for compensation or otherwise, or engage in any activity competitive with or adverse to Employer's business or practice, whether alone, as a partner, or as an officer, director, employee, or shareholder of any other corporation, or as a trustee, fiduciary, or other representative, agent, or employee of any other entity; (ii) consult, assist, or supervise in the planning or organization of any business activity competitive with or potentially competitive with the business of Employer; or
(iii) influence or attempt to influence customers, salespersons, suppliers, pilots, flight attendants, or other employees of Employer to leave Employer with Employee, to divert their business or services to Employee or to the new place of business of Employee, or to otherwise divert their business or services to competitors or others.

                  b. Upon Termination. Employee acknowledges that the Proprietary Information, Trade Secrets, and confidential information and property of Employer acquired by Employee during the term of this Agreement are of great value to Employer and would be of great value to competitors of Employer. Therefore, Employee acknowledges his understanding that the requirements of paragraph 5 of this Agreement regarding the confidentiality of Trade Secrets and Proprietary Information shall survive the termination of this Agreement; Employee shall not divulge that information to any third parties for any reason or use any of such information for any reason other than for the benefit of Employer. In addition, Employee shall not, for a period of three (3) years after the date of termination of this Agreement, directly or indirectly,
(i) make known to any person, firm, or company the names or addresses of any of the customers of Employer or any other information pertaining to them; (ii) call on, solicit, or take away, or attempt to call on, solicit, or take away any of the customers of Employer, either for himself or for any other person, firm, or company, or (iii) influence or attempt to influence customers, salespersons, suppliers, pilots, flight attendants, or other employees of Employer to leave Employer with Employee, to divert their business or services to Employee or to the new place of business of Employee, or to otherwise divert their business or services to competitors or others.

         8.       INJUNCTIVE RELIEF.

         Employee acknowledges that the services to be furnished hereunder and the rights granted to Employer herein are of a special, unique, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot reasonably be compensated for in damages in an action at law; accordingly, the breach by Employee of any of the provisions of this Agreement will cause Employer irreparable injury and damage. Employer shall be entitled, as a matter of right and without further notice to Employee, to seek and obtain an injunction, temporary restraining order, or other equitable relief in connection with any breach of this Agreement by Employee. This right to seek and obtain injunctive relief shall be in addition to and not in lieu of any other rights and remedies which Employer may have, whether at law or in equity, or for damages or otherwise.

         9.       ENFORCEMENT.

         The parties agree that the provisions of this Agreement shall be specifically enforceable, and that in addition to any other rights which Employer may have at law or in equity, Employer shall be entitled to obtain a restraining order and/or an injunction to prevent violation by Employee of any provision of this Agreement. The provisions of this Agreement are of tremendous value to the business of Employer, and were and are a material consideration to the continued employment of Employee; and without the protection of this Agreement, Employer would be unable to divulge to Employee the information necessary to enable Employee to perform his duties hereunder and otherwise create the opportunity for Employee to enhance his career.

         10.      ARBITRATION.

         Any controversy or claim arising out of or relating to this Agreement or any breach thereof shall be settled by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association, and any judgment entered and/or award rendered by the arbitrator may be enforced by appropriate judicial action. The arbitration panel shall consist of one member, which shall be a person agreed to by the parties within thirty (30) days following notice by one party to the other that it desires that a matter be arbitrated. If the parties are unable within the thirty (30) day period to agree upon an arbitrator, then the panel shall be one arbitrator selected by the New York City office of the American Arbitration Association, which arbitrator shall be knowledgeable with respect to the subject matter area of the dispute. The non-prevailing party shall pay in full any fees and expenses of the arbitrator, other tribunal fees and expenses, reasonable attorneys' fees of both parties, any costs of producing witnesses, and any other reasonable costs or expenses incurred by it and the prevailing party. The arbitrator shall render a decision within thirty (30) days following the close of presentation by the parties of their cases and any rebuttal. The parties shall agree within thirty (30) days following selection of the arbitrator to any pre-hearing procedures or other procedures necessary for the arbitration to proceed, including interrogatories or other discovery; provided, in any event each party shall be entitled to conduct discovery in accordance with applicable law of the State of New York. The agreement of the parties to arbitrate as set forth herein shall not prohibit either party from seeking an injunction, temporary restraining order, or other equitable relief through courts having jurisdiction over the parties pending the commencement and completion of any arbitration between the parties.

         11.      MISCELLANEOUS.

                  a. Additional Acts. Each of the parties hereto shall execute such documents and accomplish such acts as may be reasonably necessary in order to give effect to the intentions expressed in this Agreement.

                  b. Captions. The captions in this Agreement are solely for the convenience of the parties and should not be construed as being part of this Agreement or used in the interpretation hereof.

                  c. Governing Law. All questions with respect to the interpretation of this Agreement and the rights and liabilities of the parties shall be governed by the laws of the State of New York.

                  d. Final Agreement. This Agreement memorializes and constitutes the final expression and the complete and exclusive statement of agreement and understanding between the parties; it supersedes and replaces all prior negotiations, proposed agreements, and agreements, whether written or unwritten. Each of the parties to this Agreement acknowledges that it has not executed this Agreement in reliance upon any promise, representation, statement, or warranty whatsoever, expressed or implied, which is not expressly contained in this Agreement, nor in reliance upon any belief as to any fact not expressly recited herein.

                  e. Severability. If any part of this Agreement is determined to be illegal or unenforceable, all other parts shall be given effect separately and shall not be affected.

                  f. Attorneys' Fees. In the event litigation, mediation, or arbitration is commenced to enforce or construe any of the provisions of this Agreement, to recover damages for breach of any of the provisions of this Agreement, or to obtain declaratory relief in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees. In the event this Agreement is asserted, in any litigation, mediation, or arbitration, as a defense to any liability, claims, demands, actions, causes of action, or rights herein released or discharged, the prevailing party on the issue of that defense shall be entitled to recover reasonable attorneys' fees.

                  g. Counterparts. This Agreement may be executed in counterparts and as executed shall constitute one agreement, binding on all parties, even though all parties do not sign the original or the same counterpart.

                  h. Amendment. This Agreement may be amended only by a written agreement executed by the parties.

                  i. Arm's-Length Agreement. This Agreement has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. In addition, each party has been given the opportunity to consult with experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


EMPLOYEE:                                   EMPLOYER:



/s/ Steven E. Harfst                     North American Airlines, Inc.,
------------------------------------     a Delaware corporation
Steven E. Harfst



                                         By: /s/ Mark M. Mcmillin
                                             ----------------------------------

                                             Name: Mark M. Mcmillin
                                                   ----------------------------

                                             Title: Assistant Secretary
                                                    ---------------------------

                                    EXHIBIT A


                               DUTIES OF EMPLOYEE